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    CONSENT OF INDEPENDENT AUDITORS                                 EXHIBIT 24.1


We consent to the inclusion of our report dated Janaury 31, 1996, on the financial statements of Mississippi Belle II, Inc. for the years ended December 31, 1995, 1994 and 1993, in the current report of Crown Casino Corporation on Form 8-K dated on or about October 8, 1996.




Dubuque, Iowa                                         Honkamp Krueger & Co.
October 7, 1996